Exhibit 10.1

Arotech Corporation

1229 Oak Valley Drive
Ann Arbor, Michigan 48108
Tel:  (734) 761-5836   Fax:  (734) 761-5368
http://www.arotech.com
Nasdaq Global Market: ARTX
Writer’s direct dial: +972-2-990-6618
Writer’s direct fax: +972-2-990-6688
Writer’s e-mail: esses@arotech.com

Steven Esses President

November 13, 2013
Mr. Robert S. Ehrlich
c/o Arotech Corporation
1229 Oak Valley Road
Ann Arbor, Michigan 48108

Re:           Sixth Amended and Restated Employment Agreement

Dear Bob:

In connection with your Sixth Amended and Restated Employment Agreement with Arotech Corporation and Epsilor-Electric Fuel Ltd. (collectively, the “Company”) effective as of May 1, 2013 (the “Agreement”), we wish to amend the Agreement in certain respects. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Notwithstanding the terms of Section 3(a) of the Agreement, your monthly base salary will be adjusted to NIS 144,554 per month, retroactive to September 1, 2013.

Additionally, we will make an automobile available to you during the term of this Agreement. Such automobile shall be of a high quality comparable to, but not less than, that of a Volvo S-80, and shall be subject to your approval, which shall not be unreasonably withheld. You will be entitled to use the automobile for your personal and business needs, so long as you do not allow anyone who would not be covered by our insurance to drive it.

In all other respects, the terms of the Agreement will govern the relationship between us.

If the foregoing is acceptable to you, kindly sign this letter in the space provided for your signature below, whereupon this letter will become a binding amendment to the Agreement.

Sincerely yours,

AROTECH CORPORATION

By:	/s/Steven Esses
Steven Esses
President

EPSILOR-ELECTRIC FUEL LTD.

By:	/s/Ronen Badichi
Ronen Badichi
General Manager

ACCEPTED AND AGREED:

/s/Robert S. Ehrlich
Robert S. Ehrlich